Earnings Review
Fourth Quarter and Full Year 2014

PHOENIX

March 31, 2015

Important Disclosures

PHOENIX

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management's beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix's ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as "will," "anticipate," "believe," "plan," "estimate," "expect," "intend," "is targeting," "may," "should" and other similar words or expressions. Forward-looking statements are made based upon management's current expectations and beliefs and are not guarantees of future performance. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under "Investor Relations." You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this presentation even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this presentation, such statements or disclosures will be deemed to modify or supersede such statements in this presentation.

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures such as operating income (loss), as well as components of and financial measures derived from operating income (loss), in evaluating our financial performance. Net Income (loss), as well as components of and financial measures derived from net income (loss) are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance. Investors should note that our calculation of these measures may differ from similar measures used by other companies. Operating income, and components of and measures derived from operating income, are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in our operations.

More detailed financial information, including reconciling information regarding our non-GAAP financial measures, can be found in our financial supplement for the fourth quarter of 2014 and our earnings release for the fourth quarter of 2014, both of which are available on our Web site, www.phoenixwm.com in the Investor Relations section.

Agenda

PHOENIX

> Overview
> Financial Results
> Investments
> Business and Strategy Update
> Q & A

2014 Overview

PHOENIX

> Completion of restatement and SEC filing catch up; current priority is remediating material weaknesses

> Mixed 2014 results

- Net loss driven by elevated expenses (restatement, SEC reporting catch up, audit), which are expected to decline meaningfully in 2015, and impact of low interest rate environment
- Decline in holding company liquidity due largely to restatement and catch up expenses
- Increased annuity sales
- Significant growth in Saybrus revenues and earnings
- Strong persistency and statutory results

Summary of GAAP Results

PHOENIX

	1Q14 As Revised	2Q14 As Restated	3Q14 As Revised	4Q14	2013 As Restated	2014
PNX Net Income (Loss)	$(28.1)	$(22.4)	$(22.4)	**$(140.3)**	$26.0	**$(213.2)**
PNX Net Income (Loss) Per Share	$(4.89)	$(3.90)	$(3.90)	**$(24.40)**	$4.53	**$(37.09)**
Other Comprehensive Income (Loss) (OCI)	$(7.3)	$20.2	$(7.2)	**$(55.1)**	$58.8	**$(49.4)**

Key Drivers

> Declining interest rates

> Mortality experience

> Annual actuarial assumption review

> Elevated audit and professional service fees

$ in millions, except per share amounts

Significant Earnings Drivers

PHOENIX

Earnings Impact

	4Q14	FY 2014
Interest Rates	$(80)	$(75)
Mortality	$(5)	$10
Restatement/SEC Catch-up	$(20)	$(103)

Includes Unlock
$ in millions

Significant Earnings Driver – Interest Rates

Change in U.S. Treasury Spot Rates[1]

	1Q14	2Q14	3Q14	4Q14	FY14
5 yr	-2	-9	13	-10	-9
7yr	-15	-16	7	-23	-48
10 yr	-31	-19	-4	-32	-86

2014 Quarterly 10yr Forward Treasury Rates



7.50%
6.50%
5.50%
4.50%
3.50%
2.50%
Q1 10 Yr Treasury
Q2 10 Yr Treasury
Q3 10 Yr Treasury
Q4 10 Yr Treasury
03/15
06/17
09/19
12/21
03/24
06/26
09/28
12/30
03/33

Credit Spreads[2]

	1Q14	2Q14	3Q14	4Q14	FY14
Change	-26	-40	15	14	-36

Impact

> Profits followed by losses reserve (PFBL) long duration liability, very sensitive to interest rates

> Falling rates created losses on embedded derivatives in FIA and VA of $30 million for FY14

> Lower discount rate assumption on pension plan resulted in OCI loss of approximately $65 million in 4Q

- A reversal of $22.5 million in tax benefits recognized in net income in 2Q. The reversal was caused by OCI losses, primarily due to pension plan losses, in 4Q

[1]Amounts in basis points

[2]Amounts are basis points change for BBB credit index

UL PFBL Accounting Model

PHOENIX

	2012 As Revised	2013 As Restated	2014
Change in Reserve – Unlock	$41	$(130)	$(13)
Change in Reserve – All Other	44	66	106
Reserve Balance, end of period[1]	$306	$242	$336

- PFBL GAAP accounting model adopted with the filing of the 2012 10-K
- Model creates volatility as interest rates and mortality assumptions change
- PFBL reserve builds up over early, profitable durations and is released over periods of losses
- Discount rate for PFBL is based upon expected investment portfolio yields
- Long term yield assumption well above current portfolio yield. Q4 decrease in rates and flattened forward curve pushed out timeline to reach long term yield
- Present value of that difference over future periods recorded in current period

[1] Excludes shadow PFBL related to unrealized gains and losses
$ in millions

Overall Mortality Results

PHOENIX

Actual vs. Expected Claims
Closed Block and Open Block



$200
$160
$120
$80
$40
$0
1Q14
2Q14
3Q14
4Q14
$700
$600
$500
$400
$300
$200
$100
$0
2011
2012
2013
2014
Open Block
Closed Block
Expected Net Claims

- Favorable long-term trends
- In 2014, actual claims were favorable to expectations, driven by favorable closed block experience

$ in millions

Mortality Results – Open Block

PHOENIX

Actual vs. Expected Claims
Open Block


$100
$80
$60
$40
$20
$0
1Q14
2Q14
3Q14
4Q14


$350
$300
$250
$200
$150
$100
$50
$0
2011
2012
2013
2014
Open Block Net Claims
Expected Net Claims

- Favorable long-term trends for the open block; quarters can be volatile
- Unfavorable experience in the fourth quarter primarily due to unfavorable UL and VUL experience
- While FY 2014 results were in line with expectations, taken together with negative DAC and PFBL impacts, losses were approximately $20 million, offset by mortality assumption unlock gains of $30 million

$ in millions

Impact of Annual Actuarial Assumption Review

PHOENIX

	2014 Impact
Interest Rates	$(10)
Equity Markets	(4)
Mortality	30
Lapse/Premium Persistency	(11)
Other	(1)
Total	**$4**

- Result of annual comprehensive review of actual experience and emerging trends
- Assumptions reviewed include market changes, including interest rates and equity market returns, mortality and policyholder behavior
- 2013 positive unlock of $128 million driven by mortality offset by lower premium persistency

$ in millions

Significant Earnings Driver – Expenses

PHOENIX

	1Q14	2Q14	3Q14	4Q14	2013	2014
Audit Fees	$6.3	$6.3	$6.2	$10.5	$24.7	$29.3
Restatement	32.9	11.1	-	-	62.9	44.0
SEC Reporting Catch up	-	7.0	13.0	9.3	-	29.3
Total	**$39.2**	**$24.4**	**$19.2**	**$19.8**	**$87.6**	**$102.6**

> Continued elevated audit, restatement and catch up expenses in 2014

> Expect external financial reporting expenses to be $40 - $50 million lower in 2015

$ in millions

GAAP Balance Sheet

PHOENIX

	As of Dec. 31, 2012 As Revised	As of Dec. 31, 2013 As Restated	As of Dec. 31, 2014
Total Stockholders' Equity Attributable to PNX	$504.7	$589.5	$326.6
Total Stockholders' Equity Excluding AOCI	$748.5	$774.5	$561.0
Book Value Per Share	$87.47	$102.27	$56.82
Book Value Per Share Excluding AOCI	$129.72	$134.37	$97.60
Debt to Capital	42.6%	38.6%	52.2%
Debt to Capital Excluding AOCI	33.6%	32.8%	40.3%

- Decrease in stockholders' equity and book value per share driven by net loss and net pension liability adjustment
- Increase in debt to capital ratio driven by decrease in equity

$ in millions except per share amounts

Changes in Accumulated Other Comprehensive Income

PHOENIX

	Net Unrealized Gains/ (Losses) on Investments[1]	Net Pension Liability Adjustments	Total
Balance as of December 31, 2012, as revised	**$76.1**	**$(319.9)**	**$(243.8)**
Change	(42.2)	101.0	58.8
Balance as of December 31, 2013, as restated	**$33.9**	**$(218.9)**	**$(185.0)**
Change	30.8	(80.2)	(49.4)
Balance as of December 31, 2014	**$64.7**	**$(299.1)**	**$(234.4)**

> Decrease driven by the impact of a reduced discount rate and revised mortality assumption in the company's defined benefit pension plan

[1] Amounts are net of actuarial offsets and tax
$ in millions

Holding Company Liquidity

PHOENIX



$144.5
$181.5
$78.3
As of Dec. 31, 2012
As of Dec. 31, 2013
As of Dec. 31, 2014

- Decrease in 2014 largely driven by audit and restatement expenses
- Going forward, the level of expenses will decline; allocation to operating companies will increase
- Dividends from Phoenix Life are the primary source of cash flow for the holding company
  - $56 million paid in 2014
  - 2015 dividend capacity of $60 million

$ in millions

Solid Statutory Results

PHOENIX

Phoenix Life
Statutory Surplus & AVR


$735.2
$752.2
2013
2014

- Statutory surplus and AVR increased by $17 million from year-end 2013
  - Reflects core earnings and a holding company capital contribution partially offset by PHL Variable reserve strengthening and dividends to the holding company
- 2014 net gain from operations of $116.2 million
- RBC of 334%, down slightly from 2013, driven by increased risk charges due to low interest rates
- 2014 net income of $132.5 million

$ in millions

Impact of Restatement

PHOENIX

Impact to PNX Net Income[1]

	As Reported	UL Unlock	Other Adjustments	As Restated
For the Qtr Ended Dec. 31, 2013	$128.4	$19.2	$(4.5)	$143.1
For the Year Ended Dec. 31, 2013	$5.1	$19.2	$1.7	$26.0
For the Qtr Ended June 30, 2014	$(14.3)	$1.3	$(9.4)	$(22.4)

> Cost of restatement expected to be approximately $4.5 million

[1] As previously announced on Feb. 6, 2015, Phoenix's 2014 Form 10-K contains restated financial statements for the quarter and year ended December 31, 2013 and the quarter ended June 30, 2014
$ in millions

Status of Remediation

PHOENIX

Phase I

2014

Focus on stabilization and return to current filer status

Phase II

2015 - 2016

Focus on remediating material weaknesses

Phase III

2016 & Beyond

Full remediation of all control deficiencies with strategic improvements in process, tools and technology

Net Investment Income

PHOENIX

Net Investment Income


$789.7
$830.9
$409.6
$411.1
$380.1
$419.8
2013
2014
Open Block
Closed Block

Sources of Net Investment Income

	2013	2014
Long Term Debt	$565.0	$581.6
Private Equity	19.1	29.2
Mezzanine Funds	23.7	23.3
Other Alternative Assets[1]	27.7	34.3
Policy Loans/Other	154.2	162.5
Total	**$789.7**	**$830.9**

$ in millions

[1] Includes direct equity, hedge and infrastructure funds, mortgage and real estate funds, other partnership interests and fair value investments

Low Credit Impairments

PHOENIX

GAAP Impairments

	2012	2013	2014
Non-Agency RMBS	$10.3	$4.4	-
CLO/CDO	3.8	1.0	-
CMBS	4.1	2.6	-
Private Corporate	2.6	3.0	-
Public Corporate	0.4	0.8	$6.0
Other ABS/MBS	1.6	-	-
Total Credit Impairments	**$22.8**	**$11.8**	**$6.0**
Gains from Sales of Previously Impaired	**$14.2**	**$8.0**	**$14.5**
Net Credit Losses	**$8.6**	**$3.8**	**$(8.5)**

$ in millions

Improved Portfolio Quality

PHOENIX

	As of 12/31/11	As of 12/31/12	As of 12/31/13	As of 12/31/14
Investment Grade Bonds	91.9%	91.8%	92.9%	93.3%
Below Investment Grade (BIG) Bonds	8.1	8.2	7.1	6.7
Percentage of BIG in NAIC 3	58.8	64.2	64.6	63.4
Percentage of BIG in NAIC 4-6	41.2	35.8	35.4	36.6

As of a percent of available-for-sale debt securities

Debt Securities Energy Exposure

PHOENIX

> $1.01 billion or 6.0% of invested assets; 7.9% of available-for-sale debt securities
> 92.3% investment grade rated
> Unrealized gain of $32.1 million at year-end 2014
> Largest subsector is midstream/MLPs followed by Exploration & Production/Integrated

Growing Life and Annuity Sales

PHOENIX

Annuity Deposits


$824.2
$682.9
$770.9
2012
2013
2014

Annualized Life Premium


$2.9
$2.4
$4.8
2012
2013
2014

$ in millions

- Year over year annuity deposit growth of 13%
- Fixed indexed annuity contribution dollars of $5.9 million in 2014

Growth at Saybrus

PHOENIX

Saybrus Revenue


$22.9
$26.8
$37.5
2012
2013
2014

Saybrus EBITDA


$3.2
$3.5
$6.3
2012
2013
2014

$ in millions

- Growing third-party revenue
- Year over year EBITDA growth of 80% and revenue growth of 40%

Phoenix Strategic Focus

PHOENIX

Taking Action for Sustainable Growth

Financial Controls	Capital Management	Expense Management	Organizational Effectiveness	Profitable Growth
• Remediate material weaknesses • File timely, accurate financial reports	• Strengthen capital levels • Optimize capital usage	• Reduce operating expenses to better compete • Foster expense conscious culture	• Align talent with strategic priorities • Simplify organizational structure	• Compete effectively in middle market • Expand third party distribution

PHOENIX